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                                                                    EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT made and effective as of this 21st day of October, 1996, between FULCRUM DIRECT, INC., a Delaware corporation (the "Company"), and Scott A. Budoff (the "Executive").

                  The Board of Directors of the Company (the "Board"), in the best interest of the Company and its shareholders, desires to provide for the continuous employment of the Executive as the Company's President and Chief Operating Officer. The Executive is willing to commit himself to serve the Company, on the terms and conditions herein provided, and the Executive represents to the Company that he is under no contractual restraints (including non-competition agreements) or any physical or mental impairment which might preclude him from performing fully the duties required of him under this Agreement.

                  In order to effect the foregoing, the Company and the Executive wish to enter into this employment agreement on the terms and conditions set forth below (the "Agreement"). Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company on the terms and conditions set forth herein during the Term.

                  2. Terms. This Agreement will commence on the date hereof and end on December 31, 2001 (the "Term") unless terminated earlier pursuant to
Section 6 hereof. If the Executive shall remain in the employ of the Company beyond the Term, in the absence of any other express agreement between the parties, this Agreement shall renew on a year to year basis as of December 31st (the "Renewal Date"), unless terminated as of the Renewal Date by the Company or the Executive with at least 90 days prior notice thereof.

                  3. Position and Duties. For the Term of the Agreement, the Executive shall serve as President and Chief Operating Officer of the Company and shall have such responsibilities, duties and authority that are consistent with such positions and such other duties as may from time to time be assigned to the Executive by the Chairman and Chief Executive Officer. The Executive shall report to the Chairman and Chief Executive Officer of the Company. The Executive shall devote a substantial amount of his working time and efforts to the business and affairs of the Company; provided, however, the Executive shall have flexibility in determining his work schedule and shall not be required to work in the Company's headquarters a fixed number of hours during any particular day, week or month; provided, further, that consistent with the performance of the foregoing duties, the Executive may also serve on the boards of directors or act as the trustee, and act as an officer or partner of any other companies, partnerships and/or organizations as the Executive in his sole discretion deems appropriate. The Executive agrees that he will not divert from the Company, or appropriate for himself or any other person or entity, any business opportunity which is similar in
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content to the Company's business and results from, arises out of, or is in any way connected with, his employment by the Company.

                  4. Compensation and Related Matters.

                           (a) Salary.

                                    (i) The Company shall pay Executive a base
                  salary during the period of the Executive's employment hereunder, which shall be at an initial rate of one hundred and ten thousand dollars ($110,000) per annum (the "Base Salary"). The Base Salary shall be paid in substantially equal bi-weekly installments, in arrears ("Base Salary Payments"). During the period of the Executive's employment hereunder, the Board shall make an annual review of the Executive's compensation, beginning as of December 31, 1996; provided, that in no event shall such review result in a reduction of the Base Salary; and

                                    (ii) Compensation of the Executive by the
                  Base Salary Payments shall not be deemed exclusive and shall not prevent the Executive from participating in any other compensation or benefit plan of the Company. The Base Salary Payments hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Executive's Base Salary hereunder.

                           (b) Bonus. Not later than ninety (90) days following
the close of each fiscal year, the Board shall determine the amount, if any, of bonus to be paid to the Executive, which the Board, in its sole discretion, determines appropriate (such amount being "Bonus"). In determining the amount of Bonus granted to the Executive, the Board shall evaluate all factors it deems appropriate including, without limitation, (i) the recommendation of the Chairman and CEO; (ii) the financial performance of the Company; (iii) the performance of the Executive as President and COO of the Company; (iv) the execution and success of the Company's strategic plans; (v) the Executive's Base Salary and Bonus as compared to the compensation provided by similarly situated corporations; and (vi) extraordinary risk taken on behalf of the Company (such as by providing a personal guaranty for any obligation of the Company or providing short term unsecured financing for the Company). The Bonus shall be made either in cash or the Company's Stock (at the election of the Board) as promptly as possible following declaration of the Bonus by the Board.

                           (c) Benefit Plans. The Executive shall be entitled to
participate in or receive benefits under any "employee benefit plan" (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA")) or employee benefit arrangement made available by the Company now or during the period of the Executive's employment hereunder, to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements;

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provided, however, that there shall be no duplication of the benefits or compensation elements created by this Agreement. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary payable to the Executive pursuant to Section 4(a) hereof.

                           (d) Life and Disability Insurance.

                                    (i) The Executive shall purchase a term life
                  insurance policy on the life of the Executive, with a lump sum death benefit at least equal to $4 million dollars ($4,000,000). The Company shall pay the Executive in the first pay period of each fiscal year an amount equal to the premium on such insurance policy plus the amount necessary to provide for all Federal, state and local taxes on such payment; provided, that the Executive shall select the Company as the beneficiary of at least one million dollars ($1,000,000) of the life insurance proceeds. The Executive is hereby authorized to select, in his sole discretion, the beneficiary(s) to which the remainder of such policy shall be paid upon his death.

                                    (ii) The Company shall provide the Executive
                  with reasonable and customary disability insurance providing for the Executive to receive 100% of his Base Salary during any period of disability.

                           (e) Moving Expenses. If the headquarters of the
Company shall relocate more than 100 miles from Rio Rancho, New Mexico, then the Company shall, at the request of the Executive, purchase from the Executive, at the average price of three appraisals conducted by independent real estate appraisers, his home located in New Mexico. The Company shall also reimburse the Executive for all of his (and his immediate family's) out-of-pocket expenses related to moving to the new headquarters location and the purchase of a new home in such location (excluding the actual purchase price of such home).

                           (f) Expenses. During the period of the Executive's
employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by the Executive in performing services hereunder, including all expenses of travel, entertainment and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

                           (g) Other. In the event that any payment hereunder
results in excise tax pursuant to Sections 280(G) and 4999 of the Code, or any successor or similar provision thereto, or comparable state or local tax laws, the Company shall pay to the Executive such additional compensation as is necessary (after taking into account all Federal, state and local income and excise taxes payable by the Executive as a result of the receipt of such compensation) to place the Executive in the same after-tax position he would have been in had no such excise tax (or any interest or

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 penalties thereon) been paid or incurred. The amount of such payment shall be determined by the independent accounting firm serving as the Company's outside auditor.

                           5. Offices. At the reasonable request of the Company,
the Executive agrees to serve without additional compensation as a director of any of the Company's subsidiaries and in one or more executive offices of any of the Company's subsidiaries.

                           6. Termination.

                                (a) Termination by the Company. The Executive's
employment hereunder may be terminated, without such termination constituting a breach of this Agreement, only under the following circumstances:

                                    (i) Death. The Executive's employment
                  hereunder shall terminate upon his death.

                                    (ii) Disability. If, as a result of the
                  Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for one-hundred-eighty (180) days during any period of three-hundred sixty-five (365) days, the Company may terminate the Executive's employment hereunder.

                                   (iii) Cause. The Company may terminate the
                  Executive's employment hereunder for "Cause". For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (x) the Executive's continuous, intentional refusal to substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or a termination of this Agreement by the Executive for "Good Reason", as defined in Section 6(c)(iii) hereof), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties, (y) the engaging by the Executive in substantial misconduct which is materially injurious to the Company, monetarily or otherwise, or (z) material breach by the Executive of any of the material terms or conditions of this Agreement coupled with failure to correct such breach within sixty (60) days after notice from the Company specifying the breach. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (x) thirty
                  (30) days prior notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause,
                  (y) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (z) delivery to the Executive of a Notice of Termination, as defined in Section 6(e) hereof, from the Board finding that, in the good faith opinion of two-thirds of the Board, the Executive was guilty of conduct set forth above in

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                  clause (x), (y) or (z) of the second sentence of this Section
                  6(a)(iii), and specifying the particulars thereof in detail.

                           (b) Termination by the Company Without Cause.

                                     (i) The Board may not terminate the
                  employment of the Executive without Cause except upon a Change of Control. Such termination shall be effective by providing the Executive with a written Notice of Termination.

                                    (ii) For the purposes of this Agreement, a
                  "Change of Control" shall mean (A) any transaction or series of transactions in which any Person (as such term is defined in Section 13(d)(3) of the Exchange Act) or group, other than Michael G. Lederman and/or Scott A. Budoff, becomes the direct or indirect beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of more of the then outstanding Common Stock than that beneficially owned in the aggregate, directly or indirectly by Michael G. Lederman and Scott A. Budoff, (B) any transaction or series of transactions in which Michael G. Lederman and Scott A. Budoff together cease to be the direct or indirect beneficial owners of at least 25% of the then outstanding Common Stock, (C) the sale of all or substantially all of the Company's assets, (D) the liquidation of the Company, (E) the election of a majority of the members of the Board of Directors, who were not placed in nomination for that office by the Board of Directors, or (F) the combination of the Company with another company, as a result of which the shareholders of the Company hold less that 50.01% of the total of all voting shares outstanding or the Company's directors constitute less than a majority of the Board of Directors of the combined entity.

                           (c) Termination by the Executive.

                                     (i) The Executive may terminate his
                  employment hereunder without specifying a reason, by providing the Company with a written Notice of Termination at least 90 days prior to the effective date of such termination. At any time thereafter, the Company shall have the right to relieve the Executive of all rights, duties and obligations, including replacing the Executive as Chairman of the Board and Chief Executive Officer of the Company; provided, however, that all other terms of this Agreement shall remain in full force and effect until terminated pursuant to Section 6(e)(iv) hereof. If the Executive terminates his employment under this Section 6(c) other than for Good Reason (as defined below), the Company shall have no further obligation to pay the Base Salary or declare a Bonus or to provide any other employee benefits hereunder except for (i) any Base Salary, Bonus or other benefits that have fully accrued and vested but not been paid as of the effective date of such termination and (A) any expenses as to which the Executive is entitled to reimbursement pursuant to Section 4(f) hereof.

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                                    (ii) The Executive may terminate his
                  employment hereunder for Good Reason upon giving 48 hours written notice to the Company.

                                   (iii) For purposes of this Agreement, "Good
                  Reason" shall mean any of the following: (x) the assignment to the Executive of any duties materially inconsistent with the Executive's status as the President and COO of the Company, or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect on the date hereof, which assignment or alteration has not been cured within thirty (30) days after notice of such an assignment or alteration has been given by the Executive to the Company, (y) the failure by the Company, without the Executive's written consent, to pay to the Executive any portion of the Executive's compensation within ten (10) days of the date the Executive gives notice to the Company of a failure to pay such compensation when it became due, or (z) a failure by the Company to comply with any other provision of this Agreement which has not been cured within ten (10) days after notice of such noncompliance has been given by the Executive to the Company.

                           (d) Any termination of the Executive's employment by
the Company or by the Executive (other than termination pursuant to Section 6(a)(i) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 12 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                           (e) "Date of Termination" shall mean the following:
(i) if the Executive's employment is terminated by his death pursuant to section 6(a)(i) hereby, the date of his death; (ii) if the Executive's employment is terminated pursuant to Section 6(a)(ii) hereof, thirty (30) days after the Notice of Termination is given; (iii) if the Executive's employment is terminated pursuant to Section 6(a)(iii) hereof, the date specified in the Notice of Termination; (iv) if the Executive's employment is terminated pursuant to Section 6(b)(i) hereof, thirty (30) days after the Notice of Termination is given or if terminated pursuant to Section 6(c)(i) hereof, ninety (90) days after the Notice of Termination is given (provided, however, the Company reserves the right to remove the Executive as Chairman of the Board and Chief Executive Officer of the Company at any time after the Executive provides the Notice of Termination pursuant to Section 6(c)(i)); and (v) if the Executive's employment is terminated pursuant to Section 6(c)(ii) hereof, 48 hours after the Notice of Termination is given. Notwithstanding the immediately preceding sentence, if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date finally determined (A) by mutual written agreement of the parties, or (B) by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

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                  7. Compensation Upon Termination or During Disability.

                           (a) During any period that the Executive fails to
perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to receive his Base Salary at the rate then in effect for such period until his employment is terminated pursuant to Section 6(a)(ii) hereof, provided that payments so made to the Executive shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment.

                           (b) If the Executive's employment is terminated by
his death, the Company shall pay, in accordance with Section 10(b) hereof, any amounts due to the Executive under Section 4 hereof through the date of his death.

                           (c) If the Executive's employment shall be terminated
by the Company for Cause, pursuant to Section 6(a)(iii) the Company shall pay the Executive (i) his Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given; (ii) any Bonus declared and payable pursuant to Section 4(b) hereof and (iii) any expense reimbursement due the Executive pursuant to Section 4(f) hereof. Following such payments the Company shall have no further obligations to the Executive under this Agreement.

                           (d) If (i) the Company shall terminate the
Executive's employment pursuant to Section 6(b) hereof, (ii) the Executive shall terminate his employment for Good Reason pursuant to Section 6(c)(ii), then:

                                    (x) the Company shall pay the Executive his
                  Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, any previously declared and payable Bonus for any fiscal year completed prior to the Date of Termination, and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination under this Agreement or any compensation plan or program of the Company, at the time such payments are due including expense reimbursements due the Executive pursuant to Section 4(f) hereof and accrued or fully vested payments pursuant to employee benefit plans described in Section 4(c) hereof.

                                    (y) in lieu of any further salary payments
                  to the Executive for periods subsequent to the Date of Termination, the Company shall pay as damages to the Executive (in a lump sum without discount) an amount equal to the product of (A) the sum of the Executive's annual base salary rate in effect as of the Date of Termination plus the amount of the last Bonus paid or payable to the Executive, and (B) 1.5; and

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                                    (z) The Company shall maintain in full force
                  and effect, for the continued benefit of the Executive for 1.5 years, each "employee welfare benefit plan" (as defined in section 3(l) of ERISA) in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plans. In the event that the Executive's participation in any such plan is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under the plan from which his continued participation is barred.

                  8. Confidentiality and Noncompetition.

                           (a) The Executive will not, during or after the Term,
disclose to any entity or person any information (including, but not limited to, information about customers or about the design, manufacture or marketing of products or services) which is treated as confidential by the Company and to which the Executive gains access by reason of his position as an employee or director of the Company other than information which becomes publicly available through a source other than the Executive.

                           (b) While the Executive continues to be an employee
of the Company and, for at least the one-year period immediately following his Date of Termination, the Executive shall not, except as permitted by the Company upon its prior written consent: (i) enter, directly or indirectly, into, the employ of or render or engage in, directly or indirectly, any services to any person, firm or corporation which is engaged in distribution of children's products in the United States or any other geographic areas in which the (Company is then selling its products (a "Competitor"); (ii) become interested, directly or indirectly, in any such Competitor as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity, provided, that the ownership of up to five percent (5%) of any class of the outstanding securities of any publicly traded corporation, even though , such corporation may be a Competitor, shall not he deemed as constituting an interest in such Competitor which violates clause (ii) of the immediately preceding sentence; and (iii) employ, solicit or assist in employing any present or former or future employee, officer or agent of the Company or any of its subsidiaries.

                           (c) Any violation by the Executive of Section 8(a) or
8(b) hereof shall be deemed a violation of a material term of this Agreement under Section 6(a)(iii) hereof, and the Executive's compensation and benefits thereupon shall be governed by Section 7(c) hereof. Additionally, the Company shall have the right and remedy to have the provisions of this Section 8 specifically enforced, including by temporary and/or permanent injunction, without necessity of bond, it being acknowledged and agreed that any such violation will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

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                  9. Independence and Severability of Section 8 Provisions. Each
of the rights and remedies enumerated in Section 8 shall be independent of the others and shall be severally enforceable and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity. If any of the covenants contained in Section 8 or if any of the rights or remedies enumerated in Section 8, or any part of any of them, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants or rights or remedies which shall be given full effect without regard to the invalid portions. If any of the covenants contained in Section 8 is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the authority to reduce the duration and/or area of such provision, and in its reduced form said provision shall then be enforceable.

                  10. Successors: Binding Agreement.

                           (a) This Agreement shall be binding upon any
successor to the Company by way of a Change of Control. The Company will require any successor to control of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such Change of Control had taken place. Failure of the Company to obtain such assumption and agreement within 30 days following a Change of Control shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason pursuant to Section 6(c)(iii) except that for purposes of implementing the foregoing, the date on which any such Change of Control becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 10 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                           (b) This Agreement and all rights of the Executive
hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still he payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

                  11. Indemnification. The Company shall, to the fullest extent permitted by law, and its Articles of Incorporation and Bylaws, indemnify and hold harmless the Executive against any and all claims, including all expenses in connection with the defense thereof, related to his performance of the duties specified in Sections 3 and 5 hereof.

                  12. Notice.

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                           (a) For the purposes of this Agreement, notices,
demands and all other communications provided for in this Agreement shall he in writing and shall he addressed as follows:

                                If to the Executive:

                                Scott A. Budoff
                                14025 La Mesita Road
                                Albuquerque, New Mexico 87112
                                Telephone No.:  (505) 292-1033

                                If to the Company:

                                Fulcrum Direct, Inc.
                                4321 Fulcrum Way NE
                                Rio Rancho, NM 87124
                                Attention: Company Counsel
                                Telephone No.:  (505) 867-7000
                                Facsimile No.:  (505) 867-7100

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                           (b) Notices and communications given in accordance
with the foregoing shall conclusively be deemed to have been received and to be effective on the day on which delivered in person, or, if sent by United States certified or registered mail, postage prepaid, on the fifth business day after the day on which mailed, provided that a telecopy or cable of identical content has been sent to the relevant address specified above within two days after the posting date of such mail. "Business day" shall mean any day not a Saturday, Sunday or a legal holiday for nongovernment employees in the State of New York.

                  13. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles. To the extent that the obligations under this Agreement of the parties hereto and their successors, as such obligations are described herein, may require performance after the termination or expiration of

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
 this Agreement, such obligations shall survive the Term of this Agreement and shall be fully enforceable thereafter.

                  14. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  16. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein, supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, try any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto or thereto in respect of the subject matter contained herein or therein is hereby terminated and canceled.

                                    * * * * *

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                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

FULCRUM DIRECT, INC.


                              By:  /s/  MICHAEL G. LEDERMAN
                                   ---------------------------------------------
                                   Name:  Michael G. Lederman
                                   Title: Chairman and Chief Executive Officer


                              EXECUTIVE



                              By:  /s/  SCOTT A. BUDOFF
                                   ---------------------------------------------
                                   Name:  Scott A. Budoff

WITNESS:


/s/ CARRIE COLE
------------------------------
Name:
Date:

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